Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Frank A. Armstrong and Eric M. Gebhard as the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (including the undersigned’s capacity as a director and/or officer of Auto Lease Finance LLC, which is the initial beneficiary of World Omni LT), to sign this registration statement and any registration statement that is to become effective upon filing pursuant to Rule 462 under the Securities Act relating to any offering of securities in connection with this registration statement and any or all amendments (including post-effective amendments) to any such registration statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as either or both might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Frank A. Armstrong*	President and Director (Principal executive officer)
Frank A. Armstrong

/s/ Eric M. Gebhard	Treasurer (Principal financial and accounting officer)
Eric M. Gebhard

/s/ Colin W. Brown*	Director
Colin W. Brown

/s/ Daniel M. Chait*	Senior Vice President and Director
Daniel M. Chait

/s/ Bernard J. Angelo*	Director
Bernard J. Angelo

/s/ Frank B. Bilotta*	Director
Frank B. Bilotta